EXHIBIT 25(a)

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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.   20549
                           -------------------------------
                                       FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___________

                         ==================================================

                                BANKERS TRUST COMPANY
                 (Exact name of trustee as specified in its charter)


          NEW YORK                                     13-4941247
          (Jurisdiction of Incorporation or            (I.R.S. Employer
          organization if not a U.S. national bank)    Identification no.)


          FOUR ALBANY STREET
          NEW YORK, NEW YORK                           10006
          (Address of principal                        (Zip Code)
          executive offices)

                              BANKERS TRUST COMPANY
                              LEGAL DEPARTMENT
                              130 LIBERTY STREET, 31ST FLOOR
                              NEW YORK, NEW YORK  10006
                              (212) 250-2201
              (Name, address and telephone number of agent for service)
                         ==================================================

                            NORTHWEST NATURAL GAS COMPANY
                 (Exact name of obligor as specified in its charter)

          OREGON                                       93-0256722
          (State or other jurisdiction of              (I.R.S. employer
          Incorporation or organization)               Identification no.)


          ONE PACIFIC SQUARE
          220 N.W. SECOND AVENUE
          PORTLAND, OREGON                             97209
          (Address of principal executive offices)     (Zip Code)

                                 FIRST MORTGAGE BONDS
                         (Title of the indenture securities)

          ITEM 1.        GENERAL INFORMATION.
                         Furnish the following information as to the trustee.

                         (a)  Name and address of each examining or
                              supervising authority to which it is subject.

                  NAME                                    ADDRESS
                  ----                                    -------

                  Federal Reserve Bank (2nd District)     New York, NY
                  Federal Deposit Insurance Corporation   Washington, D.C.
                  New York State Banking Department       Albany, NY

                         (b)  Whether it is authorized to exercise
                              corporate trust powers.

                              Yes.

          ITEM 2.        AFFILIATIONS WITH OBLIGOR.

                         If the obligor is an affiliate of the Trustee, describe each such affiliation.

                         None.

          ITEM 3.-15.    NOT APPLICABLE

          ITEM 16.       LIST OF EXHIBITS.

                         EXHIBIT 1 -    Restated Organization Certificate
                                        of Bankers Trust Company dated
                                        August 7, 1990 incorporated herein
                                        by reference to Exhibit 1 filed
                                        with Form T-1 Statement,
                                        Registration No. 33-65171, and
                                        Certificate of Amendment of the
                                        Organization Certificate of Bankers
                                        Trust Company dated March 21, 1996,
                                        copy attached.


                         EXHIBIT 2 -    Certificate of Authority to
                                        commence business - Incorporated
                                        herein by reference to Exhibit 2
                                        filed with Form T-1 Statement,
                                        Registration No. 33-21047.

                         EXHIBIT 3 -    Authorization of the Trustee to
                                        exercise corporate trust powers -
                                        Incorporated herein by reference to
                                        Exhibit 2 filed with Form T-1
                                        Statement, Registration No.
                                        33-21047.

                         EXHIBIT 4 -    Existing By-Laws of Bankers Trust
                                        Company, dated as amended on
                                        October 19, 1995. - Incorporated
                                        herein by reference to Exhibit 4
                                        filed with Form T-1 Statement,
                                        Registration No. 33-65171.

                         EXHIBIT 5 -    Not applicable.

                         EXHIBIT 6 -    Consent of Bankers Trust Company
                                        required by Section 321(b) of the
                                        Act. - Incorporated herein by
                                        reference to Exhibit 4 filed with
                                        Form T-1 Statement, Registration
                                        No. 22-18864.

                         EXHIBIT 7 -    A copy of the latest report of
                                        condition of Bankers Trust Company
                                        dated as of June 30, 1996.

                         EXHIBIT 8 -    Not Applicable.

                         EXHIBIT 9 -    Not Applicable.

                                      SIGNATURE



               Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of October, 1996.


                                        BANKERS TRUST COMPANY



                                        By: /s/ James C. McDonough
                                             ------------------------
                                             James C. McDonough
                                             Assistant Vice President

          Legal Title of Bank:   Bankers  Trust Company
          Address:               130 Liberty Street
          City, STate ZIP:       New York, NY 10006
          FDIC Certificate No:   00623

          Call Date: 6/30/96    ST-BK: 36-4840      FFIEC   031
          Vendor ID: D          CERT:   00623       Page RC-1
                                                    11


            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS JUNE 30, 1996

            All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.


            SCHEDULE RC--BALANCE SHEET

               Dollar Amounts in Thousands                             RCFD       Bil Mil Thou
               ---------------------------                          ----------   -------------


      ASSETS
         1.    Cash and balances due from
               depository institutions (from
               Schedule RC-A):
               a. Noninterest-bearing balances and
                  currency and coin<F1> . . . . .                      0081           1,631,000
               b. Interest-bearing balances<F2> .                      0071           2,066,000
         2.    Securities:
               a. Held-to-maturity securities
                  (from Schedule RC-B, column A)                       1754                   0
               b. Available-for-sale securities
                  (from Schedule RC-B, column D)                       1773           3,761,000
         3.    Federal funds sold and securities
               purchased under agreements to
               resell in domestic offices of the
               bank and of its Edge and Agreement
               subsidiaries, and in IBFs:
               a. Federal funds sold  . . . . . .                      0276           5,162,000
               b. Securities purchased under
                  agreements to resell  . . . . .                      0277           4,192,000
         4.    Loans and lease financing
               receivables:
               a. Loans and leases, net of
                  unearned income (from Schedule
                  RC-C) . . . . . . . .   RCFD 2122    24,849,000
               b. LESS:  Allowance for loan and
                  lease losses  . . . .   RCFD 3123       923,000
               c. LESS:  Allocated transfer risk
                  reserve . . . . . . .   RCFD 3128             0
               d. Loans and leases, net of
                  unearned income, allowance, and
                  reserve (item 4.a minus 4.b and
                  4.c)  . . . . . . . . . . . . .                      2125          23,926,000
         5.    Assets held in trading accounts  .                      3545          33,052,000
         6.    Premises and fixed assets
               (including capitalized leases) . .                      2145             858,000
         7.    Other real estate owned (from
               Schedule RC-M) . . . . . . . . . .                      2150             216,000
         8.    Investments in unconsolidated
               subsidiaries and associated
               companies (from Schedule RC-M) . .                      2130             271,000
         9.    Customers' liability to this bank
               on acceptances outstanding . . . .                      2155             572,000
         10.   Intangible assets (from Schedule
               RC-M)  . . . . . . . . . . . . . .                      2143              18,000
         11.   Other assets (from Schedule RC-F)                       2160           7,612,000
         12.   Total assets (sum of items 1
               through 11)  . . . . . . . . . . .                      2170          83,337,000
            ------------------------

            <F1>  Includes cash items in process of collection and unposted debits.
            <F2>  Includes time certificates of deposit not held in trading accounts.

            SCHEDULE RC--CONTINUED

                Dollar Amounts in Thousands                                  Bil Mil Thou
                ---------------------------                                  ------------
      LIABILITIES
      13.   Deposits:
            a. In domestic offices (sum of totals of
               columns A and C from Schedule RC-E,
               part I)
               (1)   Noninterest-bearing<F1>
                                            RCON 6631  3,569,000  RCON 2200      9,040,000
               (2)   Interest-bearing . .   RCON 6636  5,471,000
            b. In foreign offices, Edge and
               Agreement subsidiaries, and IBFs
               (from Schedule RC-E part II)                       RCFN 2200     19,648,000
               (1)   Noninterest-bearing    RCFN 6631    494,000
               (2)   Interest-bearing . .   RCFN 6636 19,154,000
      14.   Federal funds purchased and securities
            sold under agreements to repurchase in
            domestic offices of the bank and of its
            Edge and Agreement subsidiaries, and in
            IBFs:
            a. Federal funds purchased  . . . . . .               RCFD 0278      2,564,000
            b. Securities sold under agreements to
               repurchase . . . . . . . . . . . . .               RCFD 0279        790,000
      15.   a. Demand notes issued to the U.S.
               Treasury . . . . . . . . . . . . . .               RCON 2840              0
            b. Trading liabilities  . . . . . . . .               RCFD 3548     18,177,000
      16.   Other borrowed money:
            a. With original maturity of one year or
               less . . . . . . . . . . . . . . . .               RCFD 2332     16,421,000
            b. With original maturity of more than
               one year . . . . . . . . . . . . . .               RCFD 2333      3,388,000
      17.   Mortgage indebtedness and obligations
            under capitalized leases  . . . . . . .               RCFD 2910         31,000
      18.   Bank's liability on acceptances executed
            and outstanding . . . . . . . . . . . .               RCFD 2920        572,000
      19.   Subordinated notes and debentures . . .               RCFD 3200      1,227,000
      20.   Other liabilities (from Schedule RC-G)                RCFD 2930      6,911,000
      21.   Total liabilities (sum of items 13
            through 20) . . . . . . . . . . . . . .               RCFD 2948     78,769,000
      22.   Limited-life preferred stock and related
            surplus . . . . . . . . . . . . . . . .               RCFD 3282              0

      EQUITY CAPITAL
      23.   Perpetual preferred stock and related
            surplus . . . . . . . . . . . . . . . .               RCFD 3838        500,000
      24.   Common stock  . . . . . . . . . . . . .               RCFD 3230      1,002,000
      25.   Surplus (exclude all surplus related to
            preferred stock)  . . . . . . . . . . .               RCFD 3839        528,000
      26.   a. Undivided profits and capital
               reserves . . . . . . . . . . . . . .               RCFD 3632      2,915,000
            b. Net unrealized holding gains (losses)
               on available-for-sale securities . .               RCFD 8434        (5,000)
      27.   Cumulative foreign currency translation
            adjustments . . . . . . . . . . . . . .               RCFD 3284      (372,000)
      28.   Total equity capital (sum of items 23
            through 27) . . . . . . . . . . . . . .               RCFD 3210      4,568,000
      29.   Total liabilities, limited-life
            preferred stock, and equity capital (sum
            of items 21, 22, and 28)  . . . . . . .               RCFD 3300     83,337,000


          Memorandum
          To be reported only with the March Report of Condition.
          1.   Indicate in the box at the right
               the number of the statement below
               that best describes the most
               comprehensive level of auditing work
               performed for the bank by independent
               external auditors as of any date during               Number
               1995...................................RCFD 6724       N/A


          1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
          2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
          3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
          4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
          5 = Review of the bank's financial statements by external auditors
          6 = Compilation of the bank's financial statements by external auditors
          7 =  Other audit procedures (excluding tax preparation work)
          8 =  No external audit work


          ------------------------
          (1) Including total demand deposits and noninterest-bearing time and savings deposits.

                                   STATE OF NEW YORK,

                                  BANKING DEPARTMENT



             I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

          WITNESS, MY HAND AND OFFICIAL SEAL OF THE BANKING DEPARTMENT AT THE CITY OF NEW YORK,
                  THIS 21ST DAY OF MARCH IN THE YEAR OF OUR LORD ONE
                       ----        -----
                  THOUSAND NINE HUNDRED AND NINETY-SIX.

                                      /s/ Peter M. Philbin
                              ------------------------------
                              Deputy Superintendent of Banks

                               CERTIFICATE OF AMENDMENT

                                        OF THE

                               ORGANIZATION CERTIFICATE

                                   OF BANKERS TRUST

                        Under Section 8005 of the Banking Law

                            _____________________________

             We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

             1.   The name of the corporation is Bankers Trust Company.

             2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

             3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

             4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

             "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

          is hereby amended to read as follows:

             "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

             6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

             IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                              /s/ James T. Byrne, Jr.
                              -------------------
                              James T. Byrne, Jr.
                              Managing Director


                              /s/ Lea Lahtinen
                              ------------
                              Lea Lahtinen
                              Assistant Secretary

          State of New York      )
                                 )  ss:
          County of New York     )

             Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                   /s/ Lea Lahtinen
                                 ------------
                                   Lea Lahtinen

          Sworn to before me this 20th day
          of March, 1996.


          /s/ Sandra L. West
          --------------
          Notary Public

          SANDRA L. WEST
          Notary Public State of New York  Counterpart filed in the
          No. 31-4942101                   Office of the Superintendent of
          Qualified in New York County     Banks, State of New York,
          Commission Expires               This 21st day of March, 1996
          September 19, 1996